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                                                               EXHIBIT (h)(2)(b)

                   AMENDMENT NUMBER 1 TO THE TRANSFER AGENCY
                             AND SERVICE AGREEMENT

This Amendment, dated as of January 1, 1999 is made to the Transfer Agency and Service Agreement dated December 29, 1997 (the "Agreement") between Tax-Free Investments Co. (the "Fund") and A I M Fund Services, Inc. ("AFS") pursuant to
Article 10 of the Agreement.

A fee calculated by multiplying the number of shareholder accounts in the Fund by $.20 shall be paid by the Fund to AFS concurrently with the fees payable by the Fund to AFS under Article 2 of the Agreement.

Upon a vote of the Board of Directors of the Fund terminating this Amendment, this Amendment shall cease to apply, and the Transfer Agency and Service Agreement shall be complete without reference hereto.


                                         TAX-FREE INVESTMENTS CO.


                                         By: /s/ ROBERT H. GRAHAM
                                            -----------------------
                                            President
ATTEST:
/s/ LISA A. MOSS
---------------------
Assistant Secretary


                                         A I M FUND SERVICES, INC.


                                         By: /s/ JOHN CALDWELL
                                            ----------------------
                                            President
ATTEST:
/s/ LISA A. MOSS
-------------------
Assistant Secretary